UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2010
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 14, 2010, the Stock Option Plan Committee of the board of directors of Apache Corporation (“Apache”) granted incentive awards, effective as of January 15, 2010, to substantially all management and professional employees of Apache and its subsidiaries, including certain of the executive officers named in Apache’s 2009 Proxy Statement. These grants were made pursuant to Apache’s existing 2007 Omnibus Equity Compensation Plan (the “Omnibus Plan”), which was approved by Apache’s stockholders in May 2007. Each management and professional employee and officer received (i) a 2010 Performance Program (“2010 Performance”) award, which was granted in performance-based, at-risk, restricted stock units intended to link the grantee’s potential compensation to Apache’s performance over a specified future period and (ii) except for the chairman and chief executive officer, G. Steven Farris, a Bridge award of restricted stock units. The 2010 Performance awards and the Bridge awards are designed to attract, retain and incentivize executives and other employees while aligning their interests with the interests of Apache’s stockholders. The forms of award agreements for the 2010 Performance awards and the Bridge awards are attached as Exhibits 10.1 and 10.2.
     The 2010 Performance award is part of an annual performance-based incentive compensation program whereby each year the Stock Option Plan Committee will authorize a conditional grant of restricted stock units to employees, including named executive officers, based on a target percentage of the grantee’s annual base salary determined immediately prior to the beginning of a three-year performance period. The performance period for the 2010 Performance award begins on January 1, 2010 and ends on December 31, 2012. The number of restricted stock units received at the end of the performance period will depend on a peer company comparison of total shareholder return. The peer companies are: Anadarko Petroleum Corporation, BP plc, Chesapeake Energy Corporation, Chevron Corporation, ConocoPhillips Company, Devon Energy Corporation, EnCana Corporation, Eni SpA, EOG Resources, Inc., Exxon Mobil Corporation, Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Newfield Exploration Company, Noble Energy Inc., Occidental Petroleum Corporation, Royal Dutch Shell plc, and XTO Energy Inc. (unless and until it is merged with Exxon Mobil Corporation). Should consolidation occur among any peer group companies during the performance period, the Stock Option Plan Committee will determine the appropriate adjustments to measure Apache’s total shareholder return for the performance period. Total shareholder return for Apache and each of the peer companies is determined by dividing (i) the sum of the cumulative amount of a company’s dividends for the performance period and the average per share closing price of the company’s stock for the 60 trading days at the end of the performance period minus the average per share closing price of the company’s stock for the 60 trading days preceding the beginning of the performance period; by (ii) the average per share closing price of the company’s stock for the 60 trading days preceding the beginning of the performance period.
     Depending on Apache’s total shareholder return compared to the total shareholder return of the peer companies, the grantee’s conditional grant of restricted stock units will be adjusted by a factor ranging from 0 to 2.5 times the amount of the conditional grant. For the 2010 Performance award, 50% of the adjusted grant, if any, will vest at the close of the performance period

(December 31, 2012), 25% will vest on December 31, 2013, and 25% will vest on December 31, 2014. Upon vesting, Apache will issue shares of Apache’s common stock as settlement for the restricted stock units, net of the shares withheld for tax purposes.
     Payout of the 2010 Performance award depends on the grantee remaining employed throughout the applicable performance period and the vesting period. Except as described below, a cessation of employment prior to the end of the performance period will result in the forfeiture of the entire amount of the conditional grant. If the grantee voluntarily leaves the employment of Apache, or is terminated for any reason or no reason during the vesting period, the unvested grants shall thereafter be forfeited. However, if the grantee dies or becomes totally and permanently disabled during the performance period, the conditional grant shall vest immediately at one times the amount of the conditional grant. If the grantee dies or is totally and permanently disabled during the vesting period, then the entire amount of the award will vest immediately. In the event of a grantee’s involuntary termination or voluntary termination with cause (as defined in the Omnibus Plan, but generally including voluntary termination due to, among other things, a diminution in the grantee’s compensation or job responsibilities and authority) upon a change of control (as defined in the Omnibus Plan) during the performance period, the 2010 Performance awards shall immediately vest in the number of restricted stock units determined by multiplying the conditional grant by the applicable multiple based upon Apache’s actual total shareholder return compared to the total shareholder return of its peers for the performance period, measured as of the grantee’s termination date. If the change of control occurs during the vesting period, the entire amount of the award vests immediately upon a grantee’s involuntary termination or voluntary termination with cause.
     Because the 2010 Performance awards will not begin to vest until the end of the performance period, the Stock Option Plan Committee decided, based on its review of a report prepared by an independent compensation consultant, to grant Bridge awards in restricted stock units to employees, including certain named executive officers, that will vest over the next 24 months. The amounts of the Bridge awards were based on a number of factors including a comparison of compensation levels at peer companies and the responsibilities of the grantee’s position. The restricted stock units granted pursuant to the Bridge award will vest as follows: one-third immediately, one-third on January 15, 2011, and one-third on January 15, 2012. Payout of the Bridge award depends on the grantee remaining employed throughout the applicable vesting period and, if the grantee voluntarily leaves the employment of Apache, or is terminated for any reason or no reason during the vesting period, the unvested grant shall thereafter be forfeited; however, if the grantee dies during the vesting period, the entire amount of the Bridge award will vest immediately. If a change of control occurs during the vesting period, the entire amount of the Bridge award will also vest immediately upon a grantee’s involuntary termination or voluntary termination with cause. Upon vesting, Apache will issue shares of Apache’s common stock as settlement for the restricted stock units, net of the shares withheld for tax purposes.
     In addition to those awards made to management and professional employees of Apache, 2010 Performance and Bridge awards were made to the named executive officers who were employed by Apache on the grant date, as follows: G. Steven Farris was granted a 2010 Performance award of 68,900 restricted stock units, Roger B. Plank, John A. Crum and Rodney J. Eichler each were granted a 2010 Performance award of 16,400 restricted stock units and a Bridge award of 9,900 restricted stock units.

Item 8.01. Other Events.
     In addition to the stock ownership requirements for Apache’s board of directors, which were adopted in February 2007, the Management Development and Compensation (“MD&C”) Committee of the board of directors has also adopted a two-part stock ownership policy for the Company’s executive officers. These stock ownership requirements will more closely align the interests of the executive officers with the interests of Apache’s stockholders. Generally, these requirements must be met within three years of the later of the date the guidelines became effective and the date each executive officer is appointed to his or her particular office. The first part of the stock ownership policy requires ownership of an amount of common stock equal to a multiple of the executive officer’s base salary, measured against the value of the executive officer’s discretionary holdings, based on the average per share closing price of Apache stock for the previous year. The ownership requirements are listed below:

Position	Requirement
Chief Executive Officer	5x Base Salary
Presidents and Co-Chief Operating Officers	3x Base Salary
Executive Vice-Presidents and Senior Vice-Presidents	2.5x Base Salary
Vice-Presidents and Regional Vice-Presidents	2x Base Salary
     The second part of the ownership policy requires each executive officer, on a going forward basis, to hold a minimum of 15% of all restricted and performance shares received net of tax withholding until such executive officer retires or otherwise terminates employment with Apache. In determining stock ownership levels, Apache includes: shares purchased in the open market; vested shares in qualified and non-qualified plans; shares obtained through stock option exercises that the executive officer continues to hold; vested portion of restricted stock units or shares of restricted stock; shares beneficially owned in a trust or partnership, by a spouse and/or minor child; and shares held in the deferred delivery plan. Unearned performance shares and unvested restricted stock units or shares of restricted stock are not counted toward meeting the requirements.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of 2010 Performance Program Agreement, dated January 15, 2010, between Registrant and each of G. Steven Farris, John A. Crum, Rodney J. Eichler, and Roger B. Plank.

10.2	Form of Restricted Stock Unit Award Agreement, dated January 15, 2010, between Registrant and each of John A. Crum, Rodney J. Eichler, and Roger B. Plank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Date: January 19, 2010	/s/ Roger B. Plank
Roger B. Plank
President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of 2010 Performance Program Agreement, dated January 15, 2010, between Registrant and each of G. Steven Farris, John A. Crum, Rodney J. Eichler, and Roger B. Plank.

10.2	Form of Restricted Stock Unit Award Agreement, dated January 15, 2010, between Registrant and each of John A. Crum, Rodney J. Eichler, and Roger B. Plank.